FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS AMENDMENT (this "Amendment"), dated October 1, 1999, is by and between American Italian Pasta Company, a Delaware corporation (the "Employer"), and Horst W. Schroeder, an individual (the "Employee"). Capitalized terms not defined herein shall have the meaning given them in the Agreement (as defined below).

     WHEREAS, Employer and Employee are parties to an Employment Agreement, dated as of September 22, 1997 (the "Agreement"); and

     WHEREAS, Employer and Employee desire to amend the Agreement to extend the Term and to make certain other agreed upon amendments as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Section 1 of the Agreement. Section 1 of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "1. Term. The Company hereby employs Mr. Schroeder for an initial term commencing on the Effective Date, and terminating on September 30, 2003 (the "Initial Term"); unless the Initial Term is extended or renewed by mutual agreement in writing of the parties hereto or this Agreement is earlier terminated pursuant to Section 5 hereof (collectively the "Term"). In the event one of the parties wishes to extend or renew the Term it will so notify the other party at least ninety (90) days prior to the date on which the Agreement would otherwise terminate so that the parties may enter into discussions regarding such renewal or extension."

     2. Effective Date. The parties hereby agree that the Effective Date, which was not ascertainable at the time the Agreement was executed, is October 9, 1997, which is the date Employer's initial public offering of its common stock was consummated and trading of its common stock commenced on the New York Stock Exchange.
     3. Amendment of Section 9.2(a) of the Agreement. Section 9.2(a) of the Agreement shall be deleted in its entirety and replaced with the following provision:

     "(a) any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquiring beneficial ownership of more than 50% of Employer's then outstanding Common Stock or 51% or more of the combined voting power of the Employer's then outstanding securities entitled generally to vote for the election of the Employer's Directors;"

    4. Agreement Continued in Effect. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                    EMPLOYER:
                                    --------

                                    American Italian Pasta Company

                                    By: /s/ T. S. Webster
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                                       Timothy S. Webster, President


                                    EMPLOYEE:
                                    --------


                                     /s/ Horst W. Schroeder
                                    -----------------------------------------
                                    Horst W. Schroeder